SECURITIES AND EXCHANGE COMMISSION
                               Washington,  D. C.  20549




                                       Form 11-K
                                     ANNUAL REPORT







                           Pursuant to Section 15 (d) of the
                          Securities and Exchange Act of 1934




                      For The Fiscal Year Ended December 31, 1993



                                 O'Sullivan Corporation
                            1985 Incentive Stock Option Plan
                            --------------------------------
                                (Full Title of the Plan)




                                 O'Sullivan Corporation
            ----------------------------------------------------------------
            (Name of the Issuer of the Securities Held Pursuant to the Plan)




                                   1944 Valley Avenue
                              Winchester, Virginia  22601
                        ---------------------------------------
                        (Address of Principal Executive Office)











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    Item 1.  Changes in the Plan.

             The plan was amended April 28, 1987, to conform the Plan to changes contained in the 1986 Tax Reform Act. The Plan was amended October 27, 1987, to reflect housekeeping amendments that clarified that options granted under the Plan are exercisable in accordance with the terms set forth in the optionee's Stock Option Agreement. The Plan was amended as of July 27, 1993, giving the authority to grant options to the Company's Compensation and Stock Option Committee, a committee comprised only of disinterested directors. No amendments to the plan were made during 1988, 1989, 1990, 1991 and 1992.

    Item 2.  Changes in Investment Policy.

             Not applicable.

    Item 3.  Contributions Under the Plan.

             Not applicable.

    Item 4.  Participating Employees.

             There were twenty-three employees who were participants in the Plan as of December 31, 1993.

    Item 5.  Administration of the Plan.

             (a) The following is a list of names and addresses and positions or offices held with the Employer-Issuer of all persons who are members of the Committee which administers the Plan:

               John J. Armstrong
               6371 SW Thistle Terrace                     Outside Director
               Palm City,  FL  33490

               Harry F. Byrd,  Jr.
               2 North Kent Street                         Outside Director
               Winchester,  VA  22601

               Max C. Chapman,  Jr.
               P. O. Box 194                               Outside Director
               Scarborough,  NY  10510

               Alexander W. Neal,  Jr.
               McGuire, Woods, Battle & Boothe             Outside Director
               One James Center
               Richmond,  VA  23219

             (b) None of the members of the Committee received any compensation for services to the Plan during 1993.

    Item 6.  Custodian of Investments.

             Not applicable.




                                       - 73 -
    Item 7.  Reports to Participating Employees.

             O'Sullivan will furnish without charge, upon written of oral request, a copy of its Annual Report to Stockholders for its last fiscal year to each option holder who has not otherwise received such report. Additionally, O'Sullivan will furnish to each participant all information and material that is sent to stockholders of the Company.

    Item 8.  Investment of Funds.

             Not applicable.

    Item 9.  Financial Statements and Exhibits.

               (a)   Not applicable.

               (b)   4.   The Plan, attached herewith, as amended and restated
                          as of July 27, 1993.

                     5. Opinion of Counsel (Incorporated by reference to Registration Statement No. 33-00411 on Form S-8 filed September 20, 1985).

                    23. (a) Consent of Certified Public Accountants filed as exhibit to Form 10-K for December 31, 1993; to which this Form 11-K is filed as an exhibit.

                    23. (b) Consent of Counsel (Incorporated by reference to Registration Statement No. 33-00411 on Form S-8 filed September 20, 1985).

                    24. Powers of Attorney (Incorporated by reference to Registration Statement No. 33-00411 on Form S-8 filed September 20, 1985, and Post-Effective Amendment No. 1 to Registration Statement No. 33-00411 on Form S-8 filed December 29, 1987).

                    99.2(b) Additional Exhibit - Companies whose employees are eligible to participate in the O'Sullivan Corporation 1985 Incentive Stock Option Plan (Incorporated by reference to the Registration Statement on form S-8 filed September 20, 1985).
















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